Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Fourth Quarter 2024 Results

Newton, MA (February 18, 2025): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended December 31, 2024, which can be found at the Quarterly Results section of ILPT’s website at https://www.ilptreit.com/investors/financials-information/quarterly-results/default.aspx.

A conference call will be held on Wednesday, February 19, 2025 at 1:00 p.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (877) 344-7529; the replay pass code is 5593087. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT’s fourth quarter conference call are strictly prohibited without the prior written consent of ILPT.

About Industrial Logistics Properties Trust:

ILPT is a real estate investment trust focused on owning and leasing high quality industrial and logistics properties. As of December 31, 2024, ILPT’s portfolio consisted of 411 properties containing approximately 59.9 million rentable square feet located in 39 states. Approximately 77% of ILPT’s annualized rental revenues as of December 31, 2024 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $40 billion in assets under management as of December 31, 2024 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

Investor Relations Contact:
Bryan Maher, Senior Vice President
(617) 219-1489
A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.